Exhibit 10.9

THIS SUPPLEMENTAL AGREEMENT is dated 23 Octboer 2024 and made between:

(1)	SIBO HOLDING LIMITED, an exempted company incorporated in the Cayman Islands with limited liability (company number: 345846), having its registered office situated at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Borrower”); and

(2)	GOOD PRIDE LIMITED, a company incorporated in the British Virgin Islands with limited liability (company number: 2014288), having its registered office situated at Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands (the “Lender”);

WHEREAS:

●	Original Agreement:

The Borrower and Lender entered into a Loan Agreement dated October 26. 2023 (the “Original Agreement”), pursuant to which the the Borrower requested and the Lender provided a loan of Three Million Five Hundred Thousand Hong Kong Dollars (HKD 3,500,000) to the Borrower on October 26, 2023.

●	Maturity Date:

Under the Original Agreement, the outstanding loan amount was scheduled to be repaid by the Borrower on the Maturity Date, being October 25, 2024.

●	Mutual Agreement to Amend:

The parties now wish to amend the Original Agreement under the terms and conditions set forth in this Supplemental Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

Extension of Maturity Date:

The maturity date of the loan described in the Original Agreement is hereby extended by six (6) additional months. The new maturity date shall be April 25, 2025.

Interest Terms:

The interest rate applicable to the extended loan period shall be Fifteen Percent (15%) per annum, which is the amount of HK$262,500.

The interest for the extended period shall be prepaid by the Borrower to the Lender within five (5) business days following the signing of this Supplemental Agreement.

Outstanding Loan Amount:

The outstanding loan amount being extended under this Supplemental Agreement is Three Million Five Hundred Thousand Hong Kong Dollars (HKD 3,500,000).

No Other Amendments:

Except as expressly modified by this Supplemental Agreement, all terms and conditions of the Original Agreement shall remain in full force and effect.

Governing Law:

This Supplemental Agreement shall be governed by and construed in accordance with the laws of Hong Kong SAR.

Entire Agreement:

This Supplemental Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements of the parties.

Counterparts:

This Supplemental Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Severability:

If any provision of this Supplemental Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

Amendments:

Any amendment or modification to this Supplemental Agreement must be in writing and signed by both parties.

{Signature page to follow}

IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Loan Agreement as of the day and year first above written.

THE BORROWER

SIBO HOLDING LIMITED

/s/ Sibo Holding Limited

THE LENDER

GOOD PRIDE LIMITED

/s/ Good Pride Limited

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